VANGUARD INSTITUTIONAL INDEX FUNDS (the "TRUST")
                               MULTIPLE CLASS PLAN


I.       INTRODUCTION

     This Multiple Class Plan (the "Plan") describes two separate classes of shares that may be offered by series of the Trust (collectively the "Funds," individually a "Fund"). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

     The Plan has been approved by a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

II.      SHARE CLASSES

         A Fund may offer either or both of the following share classes:

                                    Institutional Shares
                                    Institutional Plus Shares

     The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.


III.     DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

     Distribution arrangements will be the same for both classes. Vanguard retains sole discretion in determining share class availability, and whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class of each Fund will differ and are specified in Schedule B hereto, as such Schedule may be amended from time to time.


IV.      SERVICE ARRANGEMENTS

     Both share classes will receive a range of services provided on a per account basis. These "account-based" services may include transaction processing, shareholder recordkeeping and portfolio investment reviews, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to Institutional Shares will materially exceed the amount of such services provided to Institutional Plus Shares, due to the existence of more accounts holding Institutional Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

         A.       INSTITUTIONAL SHARES

               Institutional Shares may receive special services relating to institutional plan investments. These special services include Trustee services, plan participant education services, and plan participant telephone services. In addition, holders of Institutional Shares that satisfy the eligibility criteria described in Schedule B hereto may also receive defined contribution plan participant recordkeeping (VISTA) services.

         B.       INSTITUTIONAL PLUS SHARES

               Institutional Plus Shares may receive special services relating to institutional plan investments. These special services include Trustee services, plan participant education services, and customized services for plan participant transaction processing and other client services through a specialty gate system. In addition, holders of Institutional Plus Shares that satisfy the eligibility criteria described in Schedule B hereto may also receive defined contribution plan participant recordkeeping (VISTA) services.

V.       CONVERSION FEATURES

         A.       VOLUNTARY CONVERSIONS

                    1. CONVERSION  INTO  INSTITUTIONAL  SHARES.  An investor may convert Institutional Plus Shares into Institutional Shares, provided that following the conversion the investor meets the then applicable eligibility requirements for Institutional Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                    2. CONVERSION INTO  INSTITUTIONAL  PLUS SHARES.  An investor may convert Institutional Shares into Institutional Plus Shares, provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Plus Shares; and (ii) receives services consistent with Institutional Plus Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

         B.       INVOLUNTARY CONVERSIONS AND CASH OUTS

                    1. CASH OUTS. If an investor in any class of shares no longer meets the eligibility requirements for such shares, the Fund may cash out the investor's remaining account balance. Any such cash out will be preceded by written notice to the investor and will be subject to the Fund's normal redemption fees, if any.

                    2. CONVERSION OF INSTITUTIONAL  PLUS SHARES.  If an investor no longer meets the eligibility requirements for Institutional Plus Shares, the Fund may convert the investor's Institutional Plus Shares into Institutional Shares. Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

VI.      EXPENSE ALLOCATION AMONG CLASSES

         A.       BACKGROUND

               Each Fund receives investment advisory and a range of administrative services from The Vanguard Group, Inc. ("Vanguard") pursuant to a Management Agreement that provides for the payment of monthly fees based on an annual percentage rate applied to each Fund's average daily net assets for the period ("Management Agreement"). In addition, each Fund receives transfer agency services from Vanguard pursuant to a Shareholder Services Agreement that provides for the payment of monthly fees based on: (i) certain annual percentage rates applied to the average daily net assets of each Fund's separate share classes for the period; and (ii) the level of services received by each share class ("Shareholder Services Agreement").

         B.       CLASS SPECIFIC EXPENSES

                    1. FEES PURSUANT TO  SHAREHOLDER  SERVICES  AGREEMENT.  Fees
               payable by a Fund to Vanguard under the Shareholder Services Agreement will be allocated among the Fund's share classes on the basis of the amount incurred on behalf of each such class, as contractually agreed to by the Fund and Vanguard.

                    2. OTHER CLASS SPECIFIC  EXPENSES.  Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses would include any expenses for the primary benefit of a particular share class that are payable to a party other than Vanguard and are not borne by Vanguard pursuant to the Shareholder Services Agreement or Management Agreement.

         C.       FUND-WIDE EXPENSES

                    1. EXPENSES PURSUANT TO MANAGEMENT  AGREEMENT.  Fees payable by a Fund to Vanguard under the Management Agreement will be allocated among the Fund's share classes on the basis of their relative net assets.

                    2.  OTHER  FUND  EXPENSES.   Any  other  Fund  expenses  not
               described above will be allocated among a Fund's share classes on the basis of their relative net assets.

VII.     ALLOCATION OF INCOME, GAINS AND LOSSES

     Income, gains and losses will be allocated among a Fund's share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.

VIII.    VOTING AND OTHER RIGHTS

     Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.

IX.      AMENDMENTS

     All material amendments to the Plan must be approved by a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.




Original Board Approval: May 18, 2001
Last Approved by Board: May 20, 2005

                                   SCHEDULE A
                                       to
             VANGUARD INSTITUTIONAL INDEX FUNDS- MULTIPLE CLASS PLAN


--------------------------------------------------------------------------------
SERIES                                        Share Classes Authorized
--------------------------------------------------------------------------------

Vanguard Institutional Index Fund             Institutional Shares
                                                       Institutional Plus Shares

Vanguard Institutional Total Bond Market               Institutional Shares
Index Fund

Vanguard Institutional Total Stock            Institutional Shares
Market Index Fund                             Institutional Plus Shares









Original Board Approval: May 18, 2001
Last Approved by Board: March 28, 2003

                                   SCHEDULE B
                                       to
            VANGUARD INSTITUTIONAL INDEX FUNDS - MULTIPLE CLASS PLAN


INSTITUTIONAL SHARES - ELIGIBILITY REQUIREMENTS

          Institutional Shares require a minimum initial investment and ongoing account balance of:

     o    $5 million for Institutional Index Fund;

     o    $100 million for Institutional Total Bond Market Index Fund; and

     o    $100 million for Institutional Total Stock Market Index Fund.

However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Subject to the following special rules:

o Financial Intermediaries - Institutional Shares are not available to financial intermediaries who would meet eligibility requirements by aggregating the holdings of underlying investors within an omnibus account. However, a financial intermediary may hold Institutional Shares in an omnibus account if:

     (1) each underlying investor in the omnibus account individually meets the investment minimum amount; and

     (2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or

     (3) a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.


o VISTA - Institutional Shares are not available to participants in employee benefit plans that utilize Vanguard's VISTA system for plan recordkeeping, unless Vanguard management determines that a plan sponsor's aggregate plan assets meet the Fund minimum investment requirement and assets within all Vanguard funds are at least $1 billion and will likely generate substantial economies in the servicing of their accounts. Factors to be considered include operating margin and percentage of plan assets receiving VISTA services held in Vanguard investments.

o Account Aggregation-- Vanguard institutional clients may hold Institutional Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund meets the required minimum investment. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of institutional clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The institutional client aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

o Accumulation Period -- Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Shares within a limited period of time (generally 90 days).

o Asset Allocation Models -- Vanguard institutional clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Shares if such models comply with policies and procedures that have been approved by Vanguard management.


INSTITUTIONAL PLUS SHARES - ELIGIBILITY REQUIREMENTS

          Institutional Plus Shares require a minimum initial investment and ongoing account balance of:

o    $200 million for Institutional Index Fund; and
o    $200 million for Institutional Total Stock Market Index Fund.

However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Subject to the following special rules:

o Financial Intermediaries -Institutional Plus Shares are not available to financial intermediaries who would meet eligibility requirements by aggregating the holdings of underlying investors within an omnibus account. However, a financial intermediary may hold Institutional Plus Shares in an omnibus account if:

     (1) each underlying investor in the omnibus account individually meets the investment minimum amount; and

     (4) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or

     (5) a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

o VISTA - Institutional Plus Shares are not available to participants in employee benefit plans that utilize Vanguard's VISTA system for plan recordkeeping, unless Vanguard management determines that a plan sponsor's aggregate plan assets meet the Fund minimum investment requirement and assets within all Vanguard funds are at least $2 billion and will likely generate substantial economies in the servicing of their accounts. Factors to be considered include operating margin and percentage of plan assets receiving VISTA services held in Vanguard investments.

o Account Aggregation-- Vanguard institutional clients may hold Institutional Plus Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund meets the required minimum investment. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of institutional clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The institutional client aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

o Accumulation Period -- Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Plus Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Plus Shares within a limited period of time (generally 90 days).

o Asset Allocation Models -- Vanguard institutional clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Plus Shares if such models comply with policies and procedures that have been approved by Vanguard management.


Original Board Approval: May 18, 2001
Last Approved by Board: May 20, 2005